UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2017  (March 27, 2017)

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-179311	45-3864597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44 Wall Street – 12th Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

646-205-1603

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment – Use of Terminology

Throughout this Amendment No. 1 to Form 8-K (this “Amendment”), the terms “Company,” “we,” “us,” and “our” refers to Tyme Technologies, Inc.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)

This Amendment amends the Current Report on Form 8 K filed by the Company on March 23, 2017 (the “Original Report”) to disclose that the Company granted a nonqualified stock option award to Ben R. Taylor.  Except as provided herein, the disclosures in the Original Report remain unchanged.

Effective March 27, 2017 (the “Grant Date”), the Company entered into a Nonqualified Stock Option Agreement with Mr. Taylor pursuant to the terms of his Employment Agreement dated March 15, 2017 (the “Option”).  The Option enables Mr. Taylor to purchase up to 1.5 million shares of common stock of the Company at an exercise price per share of $2.95.  The Option vests in four equal annual installments on each anniversary of the Grant Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: March 31, 2017	By:	/s/ Steve Hoffman
Steve Hoffman, Chief Executive Officer